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                                                                    EXHIBIT 99.1

                               TOTAL SPORTS INC.

                                2000 STOCK PLAN


        1. Purpose. This 2000 Stock Plan (the "Plan") is intended to provide incentives:

               (a) to employees of Total Sports Inc. (the "Company"), or its parent (if any) or any of its present or future subsidiaries (collectively, "Related Corporations"), by providing them with opportunities to purchase Capital Stock (as defined below) of the Company pursuant to options granted hereunder that qualify as "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code");

               (b) to directors, employees, consultants and customers of the Company and Related Corporations by providing them with opportunities to purchase Capital Stock (as defined below) of the Company pursuant to options granted hereunder that do not qualify as ISOs (nonstatutory stock options, or "NSOs");

               (c) to employees and consultants of the Company and Related Corporations by providing them with bonus awards of Capital Stock (as defined below) of the Company ("Stock Bonuses"); and

               (d) to employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of Capital Stock (as defined below) of the Company ("Purchase Rights").

        Both ISOs and NSOs are referred to hereafter individually as "Options", and Options, Stock Bonuses and Purchase Rights are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

        2. Administration of the Plan.

               (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). Notwithstanding the preceding sentence, the Board may appoint a committee (the "Committee") of two or more of its members to administer this Plan, provided, however, in the event the Company (or any successor thereto that maintains this Plan) registers equity securities under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), then each member of the Committee shall be a "Non-Employee Director" as defined in Rule 16b-3 promulgated under the Exchange Act.

               (b) Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to:

                    (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of

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        individuals and entities eligible under Section 3 to receive NSOs, Stock
        Bonuses and Purchase Rights) to whom NSOs, Stock Bonuses and Purchase Rights may be granted;

                    (ii) determine the time or times at which Options, Stock Bonuses or Purchase Rights may be granted;

                    (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in Section 6 hereof, as appropriate, and the purchase price of shares subject to each Purchase Right;

                    (iv) determine whether each Option granted shall be an ISO or NSO;

                    (v) determine (subject to Section 7) the time or times when each Option shall become exercisable and the duration of the exercise period;

                    (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Stock Bonuses and Purchase Rights and the nature of such restrictions, if any; and

                    (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it.

               If the Committee determines to issue a NSO, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

               (c) The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members thereof and thereafter directly administer the Plan.

        3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers of the Company who are not employees may not be granted ISOs under the Plan. NSOs, Stock Bonuses and Purchase Rights may be granted to any director, employee, consultant or customer of the Company or any Related Corporation. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him or her from, participation in any other grant of Stock Rights.


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        4. Stock. The stock subject to Stock Rights shall be authorized but unissued shares of Senior Employee Preferred Stock of the Company, par value $.001 per share, or such shares of the Company's capital stock into which such class of shares may be converted pursuant to any reorganization, recapitalization, merger, consolidation or the like (the "Capital Stock"), or shares of Capital Stock reacquired by the Company in any manner. The aggregate number of shares that may be issued pursuant to the Plan is 3,200,000 shares of Capital Stock subject to adjustment as provided herein. Any such shares may be issued as ISOs, NSOs or Stock Bonuses, or to persons or entities making purchases pursuant to Purchase Rights, so long as the number of shares so issued does not exceed such aggregate number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any shares issued pursuant to Stock Rights, the unpurchased shares subject to such Options and any shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

        5. Granting of Stock Rights. Stock Rights may be granted under the Plan at any time after the Effective Date, as set forth in Section 16, and prior to the date which is 10 years thereafter. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to an NSO pursuant to
Section 17.

        6. Minimum Price; ISO Limitations.

               (a) The price per share specified in the agreement relating to each NSO, Stock Bonus or Purchase Right granted under the Plan shall be established by the Committee, taking into account any noncash consideration to be received by the Company from the recipient of Stock Rights.

               (b) The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Capital Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110% of the fair market value per share of Capital Stock on the date of the grant.

               (c) In no event shall the aggregate fair market value (determined at the time an ISO is granted) of Capital Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000; provided that this Section shall have no force or effect to the extent that its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422 of the Code.

               (d) If, at the time an Option is granted under the Plan, the Company's Capital Stock is publicly traded, "fair market value" shall be determined as of the last business day for


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which the prices or quotes discussed in this sentence are available prior to the time such Option is granted and shall mean:

                    (i) the average as of the close of business on that date of the high and low prices of the Capital Stock on the principal national securities exchange on which the Capital Stock is traded, if the Capital Stock is then traded on a national securities exchange;

                    (ii) the last reported sale price as of the close of business on that date of the Capital Stock on the Nasdaq National Market System (the "NASDAQ/NMS"), if the Capital Stock is not then traded on a national securities exchange but is then traded on the NASDAQ/NMS; or

                    (iii) the closing bid price or average of bid prices last quoted on that date by an established quotation service, if the Capital Stock is not reported on the NASDAQ/NMS.

               However, if the Capital Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Capital Stock as determined by the Committee after taking into consideration all factors that it deems appropriate, including, without limitation, recent sale and offer prices on the Capital Stock in private transactions negotiated at arm's length, but determined without regard to any restriction other than a restriction that, by its terms, will never lapse.

        7. Option Duration. Subject to earlier termination as provided in Sections 9 and 10, each Option shall expire on the date specified by the Committee, but not more than:

               (a) 10 years from the date of grant in the case of NSOs;

               (b) 10 years from the date of grant in the case of ISOs generally; and

               (c) 5 years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation.

        Subject to earlier termination as provided in Sections 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into an NSO pursuant to Section 17.

        8. Exercise of Options. Subject to the provisions of Section 9 through
Section 12 of the Plan, each Option granted under the Plan shall be exercisable as follows:

               (a) the Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify;

               (b) once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee;


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               (c) each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable; and

               (d) the Committee shall have the right to accelerate the date of exercise of any installment of any Option, provided that the Committee shall not accelerate the exercise date of any installment of any ISO granted to any employee (and not previously converted into an NSO pursuant to Section 17) if such acceleration would violate the annual vesting limitation contained in
Section 422 of the Code, as described in Section 6(c).

        9. Termination of Employment. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in Section 10, unless otherwise specified in the instrument granting such ISO, the ISO optionee shall have the continued right to exercise any ISO held by him or her, to the extent of the number of shares with respect to which he or she could have exercised it on the date of termination, until the ISO's specified expiration date; provided, however, in the event the ISO optionee exercises any ISO after the date that is three (3) months following the date of termination of employment, such ISO will automatically be converted into an NSO subject to the terms of the Plan. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment with the Company is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Company shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation.

        NOTHING IN THE PLAN SHALL BE DEEMED TO GIVE ANY GRANTEE OF ANY STOCK RIGHT THE RIGHT TO BE RETAINED IN EMPLOYMENT OR OTHER SERVICE BY THE COMPANY OR ANY RELATED CORPORATION FOR ANY PERIOD OF TIME.

        10. Death; Disability.

               (a) If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of death, any ISO of his or hers may be exercised to the extent of the number of shares with respect to which he or she could have exercised it on the date of death, by his or her estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the ISO's specified expiration date, unless otherwise specified in the instrument granting such ISO.

               (b) If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of disability, he or she shall continue to have the right to exercise any ISO held by him or her on the date of termination until the ISO's specified expiration date, unless otherwise specified in the instrument granting such ISO; provided, however, in the event the optionee exercises after the date that is one year following the date of termination, such ISO


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will automatically be converted into a NSO subject to the terms of the Plan. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

        11. Assignability. No Stock Right shall be assignable or transferable by the grantee except with the consent of the Committee, by will or by the laws of descent and distribution, and during the lifetime of the grantee each Stock Right shall be exercisable only by him or her, except with the prior consent of the Committee.

        12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Sections 6 through 11 hereof and may contain such other provisions as the Committee deems advisable that are not inconsistent with the Plan, including restrictions (or other conditions deemed by the Committee to be in the best interests of the Company) applicable to the exercise of Options or to shares of Capital Stock issuable upon exercise of Options. In granting any NSO, the Committee may specify that such NSO shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

        13. Adjustments. Upon the occurrence of any of the following events, the rights of a recipient of a Stock Right granted hereunder shall be adjusted as hereinafter provided, unless otherwise provided in the written agreement between the recipient and the Company relating to such Stock Right:

               (a) If the shares of Capital Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue shares of Capital Stock as a stock dividend on its outstanding Capital Stock the number of shares of Capital Stock deliverable upon the exercise of outstanding Stock Rights shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price (if any) per share to reflect such subdivision, combination or stock dividend.

               (b) If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), unless otherwise provided by the Committee, in its sole discretion, the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, as to outstanding Options, make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Capital Stock in connection with the Acquisition.

               (c) In the event of a recapitalization or reorganization of the Company (other than a transaction described in subsection (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Capital


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Stock an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised the Option immediately prior to such recapitalization or reorganization.

               (d) Notwithstanding the foregoing, any adjustments made pursuant to subsections (a), (b) or (c) with respect to ISOs shall be made only after the Committee determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments as to all or some of such ISOs.

               (e) In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

               (f) Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than Capital Stock of the Company.

               (g) No fractional shares shall be issued under the Plan and any optionee who would otherwise be entitled to receive a fraction of a share upon exercise of an Option shall receive from the Company cash in lieu of such fractional shares in an amount equal to the fair market value of such fractional shares, as determined in the sole discretion of the Committee.

               (h) Upon the happening of any of the foregoing events described in subsections (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 4 hereof that are subject to Stock Rights that previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described. The Committee or the Successor Board shall determine the specific adjustments to be made under this
Section 13 and, subject to Section 2, its determination shall be conclusive.

        14. Means of Exercising Stock Rights. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the exercise price therefor either (a) in United States dollars in cash or by check (b) at the discretion of the Committee, through the delivery of shares of Capital Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in
Section 1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c). If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c) or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the


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ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by the Stock Right until the date of issuance of a stock certificate for such shares. Except as expressly provided above in Section 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

        15. Stock Appreciation Rights. Surrender of Options. The Committee may, in its sole and absolute discretion and subject to such terms and conditions as it deems appropriate, accept the surrender by an optionee of an Option granted to him under the Plan and authorize payment in consideration therefor of an amount equal to the difference between the purchase price payable for the shares of Capital Stock under the instrument granting the Option and the fair market value of the shares subject to the Option (determined as of the date of such surrender of the Option). Such payment shall be made in shares of Capital Stock valued at fair market value on the date of such surrender, or in cash, or partly in such shares of Capital Stock and partly in cash as the Committee shall determine. The surrender shall be permitted only if the Committee determines that such surrender is consistent with the purpose set forth in Section 1, and only to the extent that the Option is exercisable under Section 8 on the date of surrender. In no event shall an optionee surrender his Option under this Section if the fair market value of the shares on the date of such surrender is less than the purchase price payable for the shares of Capital Stock subject to the Option. Any ISO surrendered pursuant to the provisions of this Section 15 shall be deemed to have been converted into a NSO immediately prior to such surrender.

        16. Term and Amendment of Plan. This Plan was adopted by the Board on May 15, 2000 (the "Effective Date"), subject (with respect to the validation of ISOs granted under the Plan) to approval of the Plan by the shareholders of the Company. The Plan shall expire ten (10) years after the Effective Date (except as to Stock Rights outstanding on that date). Subject to the provisions of
Section 5 above, Stock Rights may be granted under the Plan prior to the date of shareholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that without the approval of the shareholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions:

               (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 13);

               (b) the provisions of Section 3 regarding eligibility for grants of ISOs may not be modified;

               (c) the provisions of Section 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Section 13); and

               (d) the expiration date of the Plan may not be extended.

        Except as provided in Section 13(b) and the second sentence of this
Section 16, in no event may action of the Board or shareholders alter or impair the rights of a grantee, without his or her consent, under any Stock Right previously granted.


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        17. Conversion of ISOs into NSOs. Termination of ISOs. The Committee, at the request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into NSOs at any time prior to the expiration of such ISOs. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting NSOs as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into NSOs, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

        18. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Stock Rights shall be used for general corporate purposes.

        19. Governmental Regulation. The Company's obligation to sell and deliver shares of the Capital Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

        20. Withholding of Additional Income Taxes.

               (a) Upon the exercise of an NSO, or the grant of a Stock Bonus or Purchase Right for less than the fair market value of the Capital Stock the making of a Disqualifying Disposition (as defined in Section 21), the vesting of restricted Capital Stock acquired on the exercise of a Stock Right hereunder or the surrender of an Option pursuant to Section 15, the Company, in accordance with Section 3402(a) of the Code and any applicable state statute or regulation, may require the optionee, Stock Bonus recipient or purchaser to pay to the Company additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. With respect to (i) the exercise of an Option, (ii) the grant of a Stock Bonus, (iii) the grant of a Purchase Right of Capital Stock for less than its fair market value, (iv) the vesting of restricted Capital Stock acquired by exercising a Stock Right, or (v) the acceptance of a surrender of an Option, the Committee in its discretion may condition such event on the payment by the optionee, Stock Bonus recipient or purchaser of any such additional withholding taxes.

               (b) At the sole and absolute discretion of the Committee, the holder of Stock Rights may pay all or any part of the total estimated federal and state income tax liability arising out of the exercise or receipt of such Stock Rights, the making of a Disqualifying Disposition, or the vesting of restricted Capital Stock acquired on the exercise of a Stock Right hereunder (each of the foregoing, a "Tax Event") by tendering already-owned shares of Capital Stock or (except in the case of a Disqualifying Disposition) by directing the Company to withhold shares of Capital Stock otherwise to be transferred to the holder of such Stock Rights as a result of the exercise or receipt thereof in an amount equal to the estimated federal and state income tax liability arising out of such event. In such event, the holder of Stock Rights must, however, notify the Committee of his or her desire to pay all or any part of the total estimated federal and


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state income tax liability arising out of a Tax Event by tendering already-owned shares of Capital Stock or having shares of Capital Stock withheld prior to the date that the amount of federal or state income tax to be withheld is to be determined. For purposes of this Section 20, shares of Capital Stock shall be valued at their fair market value on the date that the amount of the tax withholdings is to be determined.

        21. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition (as defined below) of any Capital Stock acquired pursuant to the exercise of an ISO. A "Disqualifying Disposition" is any disposition (including any sale) of such Capital Stock before either (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Capital Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

        22. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of North Carolina. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

        23. Lock-up Agreement. Each recipient of securities hereunder agrees, in connection with the first registration with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, of the public sale of the Company's Capital Stock upon request of the Company or any underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters, as the case may be, shall specify. Each such recipient agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce this Section 23.

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                        INCENTIVE STOCK OPTION AGREEMENT


        THIS INCENTIVE STOCK OPTION AGREEMENT ("Agreement") is made and entered into this ____ day of ______________ 2000, by and between Total Sports Inc., a Delaware corporation (the "Company"), and _________________________________
("Optionee").

        1. Plan. The Company and Optionee both acknowledge receipt of a copy of the Company's 2000 Stock Plan (the "Plan") and agree to be bound by the terms and conditions thereof, and the Plan is hereby incorporated by reference as if set forth herein in its entirety. Capitalized terms not otherwise defined herein shall have the meanings specified in the Plan.

        2. Grant of Option. Subject to the terms and conditions hereof, the Company hereby grants to Optionee an option to purchase _________ shares (the "Shares") of the Company's Senior Employee Preferred Stock, par value $.001 per share, at a price of $1.00 per share in the manner and subject to the conditions hereinafter provided. This option is not transferable by Optionee otherwise than by will or the laws of descent and distribution, and is exercisable during Optionee's lifetime only by Optionee. This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        3. Method of Exercise. This option may be exercised only by delivery of a written notice directed to the Chief Executive Officer of the Company in the form of Exhibit A attached hereto and made a part hereof, at the Company's principal place of business, accompanied by payment of the option price for the Shares. Upon receipt thereof, the Company shall promptly issue a stock certificate for the Shares and deliver it to Optionee. If any law or regulation requires the Company to take any action with respect to the Shares before the issuance thereof, then the date of delivery for such shares shall be extended for the period necessary to take such action.

        4. Vesting of Option. The exercise of the option granted herein shall be subject to the vesting schedule set forth on Exhibit B attached hereto and made a part hereof.

        5. Termination of Option. Subject to Sections 8, 9 and 10 below, the option shall terminate on the date 10 years from the date of grant of this option. Fifty percent (50%) of the then unvested Shares exercisable pursuant to this option shall terminate upon the consummation of a "Change in Control" (as defined herein) of the Company. For purposes of this Agreement, a "Change in Control" shall mean (a) a sale of all or substantially all the assets of the Company or a merger or consolidation involving the Company in which the shareholders of the Company prior to such transaction own less than a majority of the voting securities of the entity surviving such transaction; or (b) any transaction or series of related transactions pursuant to which a person, entity or persons or entities under common control or acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, acquires securities constituting at least a majority of the voting power of the Company.

        6. Rights as a Shareholder. Optionee shall have no rights as a shareholder with respect to any shares covered by this Agreement until the date of the issuance of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends, other distributions or other rights for which the record date is prior to the date of such issuance.

        7. Optionee's Representations. In the event that the Shares purchasable pursuant to the exercise of this option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time this option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this option, execute and deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit C.

        8. Termination of Status as an Employee. In the event of termination of Optionee's continuous status as an employee, he or she may, but only within one hundred twenty (120) days after the date of such termination (but in no event later than the date of expiration of the term of this option as set forth in
Section 5), exercise this option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent not exercisable at the date of such termination, and to the extent not so exercised within the time specified herein, the option shall terminate. Notwithstanding the foregoing, in the event Optionee's continuous status is terminated by the Company on the grounds of Optionee's act of theft or fraud involving the Company or Optionee's conviction of a felony, the option shall expire immediately upon such termination and shall not thereafter be exercisable.

        9. Disability of Optionee. Notwithstanding the provisions of Section 8 above, in the event of the termination of Optionee's continuous status as an employee as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within one (1) year after the date of such termination (but in no event later than the date of expiration of the term of this option as set forth in Section 5), exercise this option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent not exercisable at the date of such termination, and to the extent not so exercised within the time specified herein, the option shall terminate.

        10. Death of Optionee. In the event of the death of Optionee during the term of this option, and during the term of Optionee's continuous status as an employee or within thirty (30) days after termination of such status, Optionee's estate or other person who acquired the right to exercise the option by bequest or inheritance may, but only within one (1) year after the date of such death (but in no event later than the date of expiration of the term of this option as set forth in Section 5), exercise this option to the extent that Optionee was entitled to exercise it at the date of death. To the extent not exercisable at the date of death, and to the extent not so exercised within the time specified herein, the option shall terminate.

        11. Right of First Refusal. In the event, at any time after the exercise of this option for Shares, the Optionee or any transferee under Section 10 desires to sell or transfer in any manner the Shares purchased pursuant to this option, he or she shall first offer such Shares for sale to the Company at the same price, and upon the same terms (or terms as similar as reasonably possible) upon which he or she is proposing or is to dispose of such Shares. Said right of first refusal shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the Optionee of the terms and conditions of said proposed sale or transfer, and the name, address and phone number of each proposed buyer. If the Company desires to exercise such right of first refusal as to all or part of the Shares proposed to be transferred, it shall notify Optionee in writing within such 30-day period and shall purchase such Shares within thirty (30) days thereafter. In the event the Shares are not disposed of on such terms within thirty (30) days following lapse of the period of the right of first refusal provided to the Company, or if the Optionee proposes to change the price or other terms to make them more favorable to the buyer, they shall once again be subject to the right of first refusal herein provided.

        12. No Right to Continuing Employment. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY OR BY CONTINUED RENDERING OF SERVICES AS A CONSULTANT OR OTHER SERVICE PROVIDER, AS THE CASE MAY BE (NOT BY VIRTUE OF OPTIONEE BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON OPTIONEE ANY RIGHT TO CONTINUATION OF EMPLOYMENT BY, OR TO CONTINUATION OF CONSULTING OR OTHER SERVICES FOR, THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S OR THE COMPANY'S RIGHT TO TERMINATE THE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

        13. Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws.

                        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
                REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                             THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
               SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.
               SUCH TRANSFER RESTRICTIONS

                AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

        14. Binding Effect. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and each and all of their respective heirs, legal and personal representatives, successors and assigns.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

        IN WITNESS WHEREOF, the parties hereto have caused this Incentive Stock Option Agreement to be executed effective as of the day and year first above written.

                                     Total Sports Inc.



                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     _____________________________________[SEAL]
                                     Optionee

                                    EXHIBIT A

Total Sports Inc.

-----------------------
-----------------------
-----------------------

Attn:  Chief Executive Officer

        Re:    EXERCISE OF INCENTIVE STOCK OPTION

Ladies and Gentlemen:

        The undersigned purchaser, _______________________, hereby exercises its incentive stock option granted under the 2000 Stock Plan (the "Plan") of Total Sports Inc. (the "Company") by way of that certain Incentive Stock Option Agreement dated _______________, 2000, subject to all the terms, provisions and conditions thereof, and notifies you of its desire to purchase ______ shares of Capital Stock that have been offered pursuant to the Plan and Incentive Stock Option Agreement.

        The undersigned wishes to pay for the shares either (check one):

____(a) by delivery of a check payable to the Company in the sum of $________ in full payment for such shares, plus either all taxes required to be withheld by the Company under state, federal or local law as a result of such exercise or such documentation as is satisfactory to the Company so as to exempt it from any withholding requirement; or

____(b) by delivery of shares of the outstanding Capital Stock of the Company held by the optionee for at least six (6) months prior to the date of surrender, having a fair market value, as determined by the Company's Board of Directors, of $_______ in full payment for the shares being acquired upon exercise of the option, plus either all taxes required to be withheld by the Company under state, federal or local law as a result of such exercise or such documentation as is satisfactory to the Company so as to exempt it from any withholding requirement.

        This exercise notice is delivered this ____ day of _______________ (month) _____(year).

                                            Very truly yours,



                                            _____________________________(SEAL)
                                            (Signature)

                                            -----------------------------------
                                            (Title, if signing on
                                            behalf of an entity)


                                            Optionee's Mailing Address:

                                            -----------------------------------

                                            -----------------------------------

                                            -----------------------------------


                                            Optionee's Social Security Number:

                                            -----------------------------------

                                    EXHIBIT B


                                VESTING SCHEDULE

Name of Optionee:
                    -------------------------
Total Shares
Subject to Option:
                    -------------------------
Grant Date:
                    -------------------------

Vesting Schedule:       Subject to continued employment, all Shares subject to
                        the attached Agreement shall be subject to a vesting schedule whereby the Shares shall vest and become exercisable as follows:

                                One-fourth of the Shares shall become
                                exercisable on the sixth month anniversary of the Grant Date (as specified above), and one-fourth shall become exercisable thereafter on each subsequent sixth month anniversary of the Grant Date until fully vested at the end of two years from such Grant Date.

                                To the extent that the application of a
                                specified percentage results in a fractional number of Shares, the number of shares then issuable will be rounded down to the next whole number of Shares.

                        Fifty percent (50%) of all then unvested Shares shall become fully exercisable upon the consummation of a Change in Control of the Company, as defined in Section 5 of the Agreement.

                                    EXHIBIT C

                       INVESTMENT REPRESENTATION STATEMENT

Purchaser:                                                         ("Purchaser")
                      ----------------------------------------------------------

Issuer:                Total Sports Inc. (the "Company")
                      ----------------------------------------------------------

Security:              Senior Employee Preferred Stock
                      ----------------------------------------------------------

No. of Shares:
                      ----------------------------------------------------------

        In connection with the purchase of the above securities, the Purchaser represents to the Company as follows.

        1. Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Purchaser is purchasing the securities for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

        2. Purchaser understands that the securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

        3. Purchaser further understands that the securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is available. Moreover, Purchaser understands that the Company is under no obligation to register the securities. In addition, Purchaser understands that the certificate evidencing the securities will be imprinted with a legend that prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

        4. Purchaser is familiar with the provisions of Rules 144, 144(k) and 701, promulgated under the Securities Act, that permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer) in a nonpublic offering, subject to the satisfaction of certain conditions.

        In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the securities exempt under Rule 701 may be resold by the Purchaser ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (a) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as that term is defined under the Exchange Act); and (b) in the case of an affiliate, the availability of certain public information about the Company, and the amount of securities being sold during any three-month period not exceeding the limitations specified in Rule 144(e), if applicable.

        If the purchase of the securities does not qualify under Rule 701 at the time of purchase, then the securities may be resold by the Purchaser in certain limited circumstances subject to the provisions of Rule 144, which require: (a) the availability of certain public information about the Company; (b) the resale occurring not less than one year after the party has purchased, and made full payment (within the meaning of Rule 144) for, the securities to be sold; and (3) in the case of an affiliate, or of a nonaffiliate who has held the securities less than two years, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as that term is defined under the Exchange Act) and the amount of securities being sold during any three-month period not exceeding the specified limitations.

        If all of the requirements of Rule 144 are not satisfied, Purchaser may be able to sell the securities without registration pursuant to the exemption contained in Rule 144(k), provided that the resale occurs not less than two years after the party has purchased, and made full payment (within the meaning of Rule 144) for, the securities.

        5. Purchaser further understands that at the time he wishes to sell the securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rules 144 or 701, and that, in such event, Purchaser would be precluded from selling the securities under Rules 144 or 701 even if the one-year minimum holding period had been satisfied; however, Purchaser may be able to sell the securities pursuant to the exemptions contained in Rule 144(k) if the two-year holding period has been satisfied.

        6. Purchaser further understands that in the event all of the applicable requirements of Rules 144, 144(k) or 701 are not satisfied, registration under the Securities Act or some registration exemption will be required; and that, notwithstanding the fact that Rules 144, 144(k) and 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144, 144(k) or 701 will have a substantial burden or proof in establishing than an exemption from registration is available for such offers or sales, and that such persons and their brokers who participate in such transactions do so at their own risk.



Dated:
      --------------------------      ------------------------------------------
                                                Signature of Optionee

                                       2